UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas		75243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Certain Litigation

On March 19, 2007, the county attorney of Bell County, Texas requested that we close our gaming amusement center in Killeen, Texas, and we voluntarily complied with such request on that date. On April 13, 2007, we filed suit to enjoin that facility’s landlord from requiring us to permanently vacate the premises as a consequence of the actions of the county attorney and our resultant closure of the gaming amusement center. The matter has been scheduled for trial on Monday, June 25, 2007, in Cause No. 222,849-B; Aces Wired Amusement center #2, LP v. Concho Rainbow, Inc., in the 146th Judicial District Court of Bell County, Texas.

Financial Update and Forward Looking Statements

We expect to release by June 13, 2006 our financial results for the second fiscal quarter of 2007. As of the end of that fiscal quarter, or April 29, 2007, we had approximately $4.2 million of cash. Estimated total revenue for the second fiscal quarter of 2007 was approximately $5.6 million, with our bingo distribution division contributing approximately $4.1 million of revenue and our amusement-with-prize (AWP) division contributing approximately $1.5 million of revenue. Due substantially to the closing of our Corpus Christi, Texas and Killeen, Texas gaming amusement centers in March 2007, our AWP revenue for April 2007 (a 28-day fiscal month) decreased to approximately $275,000 with 100 machines in operations compared to AWP revenue for February 2007 (a 35-day fiscal month) of approximately $890,000 with approximately 220 machines in operations. Principally as a result of this decrease in our AWP revenue, we are currently experiencing a monthly cash deficit of approximately $250,000. We have implemented measures to reduce corporate and AWP business related expenses such that together with the expansion of our Ft. Worth gaming center to increase it to 75 machines from 42 machines, we project the Company could be cash flow positive by the end of the summer or early fall of 2007. This estimated positive cash flow projection assumes we operate 75 machines at our Ft. Worth gaming amusement center with average daily winnings of $100 per machine and 30 machines at our Copperas Cove gaming amusement center with average daily winnings of $125 per machine. These cash flow estimates also assume that we close our gaming amusement center in Amarillo, Texas (which gaming center is currently operating pending the commencement of certain legal action to close that center) and that our current operating expenses, including expenses associated with defending and/or prosecuting legal actions associated with our AWP operations, remain at the levels we experienced in April 2007.

Certain of the statements contained in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should” and similar terms. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, but are based upon the current beliefs and expectations of management. Forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Reports on Form 10-KSB and other reports filed by it with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2007
ACES WIRED, INC.

	By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer